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                                                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 12, 1998 relating to the 1997 statements of operations and cash flows, and the 1997 financial statement schedule, before restatement for the 1999 pooling-of-interests, which appears in Zamba Corporation's, formerly Racotek, Inc., Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

                                             /s/PricewaterhouseCoopers LLP


Minneapolis, Minnesota
May 30, 2000